PRESS RELEASE
FOR IMMEDIATE RELEASE

Green Bancorp, Inc. Declares Cash Dividend on Common Stock

Houston, TX – July 24, 2018 – Green Bancorp, Inc. (NASDAQ: GNBC), the bank holding company (“Green Bancorp” or the “Company”) that operates Green Bank, N.A. (“Green Bank”), today announced that on Monday, July 23, 2018, its Board of Directors declared a regular quarterly cash dividend of $0.10 per share on its outstanding common stock. The dividend will be paid on or after August 23, 2018 to shareholders of record as of August 9, 2018.

About Green Bancorp, Inc.

Headquartered in Houston, Texas, Green Bancorp is a bank holding company that operates Green Bank in the Houston and Dallas metropolitan areas and Austin, Louisville and Honey Grove.  Commercial-focused, Green Bank is a nationally chartered bank regulated by the Office of the Comptroller of the Currency, a division of the Department of the Treasury of the United States.

Forward Looking Statement

The information presented herein and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Green Bancorp’s expectations or predictions of future financial or business performance or conditions.  Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions.  These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

Media & Investor Relations Contacts:

Geoff Greenwade	Terry Earley
President	Chief Financial Officer
713-275-8203	713-316-3672
ggreenwade@greenbank.com	tearley@greenbank.com

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